Exhibit (11) under N-1A
                                         Exhibit 23 under 601/Reg SK

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of Money Market Trust:

We consent to the use in Post-Effective Amendment No. 41 to Registration Statement (No.2-62285) of Money Market Trust of our report dated September 9, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ DELOITTE & TOUCHE

      Deloitte & Touche
      September 18, 1997